Exhibit 99.1

For Release May 17, 2016 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports Third Quarter
Fiscal Year 2016 Results;
Teleconference and Webcast to be held on May 17, 2016

CRANBURY, NJ – May 17, 2016 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its third quarter ended March 31, 2016.

Quarter Ended March 31, 2016 and Recent Highlights
•	Bremelanotide development for Female Sexual Dysfunction (FSD):
‒	Palatin’s two Phase 3 clinical trials for the treatment of FSD initiated in December 2014 and January 2015 are progressing as planned and meeting target objectives.
‒	Patient enrollment was completed in the fourth quarter of calendar year 2015.
‒	Last patient out is expected in the third quarter of calendar year 2016.
‒	Top-line results are expected to be released in the third quarter of calendar year 2016.
‒
The clinical trials randomized approximately 1,100 women (~550 each trial) to evaluate efficacy and safety of subcutaneous bremelanotide in premenopausal women with hypoactive sexual desire disorder as an on-demand, as-needed treatment. For more information visit reconnectstudy.com.

‒	A Notice of Allowance was issued by the U.S. Patent and Trademark Office on a patent for methods of treating female sexual dysfunction using the dose and formulation in Phase 3 trials.

Third Quarter Fiscal 2016 Financial Results
Palatin reported a net loss of $(12.7) million, or $(0.08) per basic and diluted share, for the quarter ended March 31, 2016, compared to a net loss of $(9.2) million, or $(0.07) per basic and diluted share, for the same period in 2015.

The difference between the three months ended March 31, 2016 and 2015 was primarily attributable to the increase in expenses relating to the Phase 3 clinical trial program with bremelanotide for FSD in the quarter ended March 31, 2016.

Revenue
There were no revenues recorded in the quarters ended March 31, 2016 and 2015.

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Operating Expenses
Total operating expenses for the quarter ended March 31, 2016 were $12.1 million compared to $8.7 million for the comparable quarter of 2015.  The increase in operating expenses for the quarter ended March 31, 2016 was the result of an increase in expenses primarily relating to the Phase 3 clinical trial program with bremelanotide for FSD.

Other Income/Expense
Total other income (expense), net, was $(0.6) million for the quarter ended March 31, 2016 consisting primarily of interest expense related to the venture debt and $(0.4) million for the quarter ended March 31, 2015 primarily consisting of interest expense related to the venture debt and secondarily a foreign exchange transaction loss.

Cash Position
Palatin’s cash, cash equivalents and investments were $23.1 million as of March 31, 2016, compared to cash and cash equivalents $27.3 million at June 30, 2015.  Current liabilities were $13.1 million as of March 31, 2016, compared to $7.4 million as of June 30, 2015.

Palatin believes that existing capital resources will be adequate to fund our planned operations through the quarter ending September 30, 2016.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on May 17, 2016 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and an update on corporate developments.  Individuals interested in listening to the conference call live can dial 1-800-524-8850 (domestic) or 1-416-204-9702 (international), pass code 9763497.  The webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com.  A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 9763497.  The webcast and telephone replay will be available through May 24, 2016.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

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Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@Palatin.com

Palatin Technologies Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015

REVENUES:
License revenue	$-	$-	$-	$12,951,730

OPERATING EXPENSES:
Research and development	10,676,342	7,588,437	32,546,363	14,785,974
General and administrative	1,409,406	1,133,954	3,965,460	3,671,621
Total operating expenses	12,085,748	8,722,391	36,511,823	18,457,595

Loss from operations	(12,085,748)	(8,722,391)	(36,511,823)	(5,505,865)

OTHER (EXPENSE) INCOME:
Interest income	15,062	14,696	39,036	24,694
Interest expense	(625,832)	(311,170)	(1,883,334)	(344,757)
Foreign exchange transaction loss	-	(131,673)	-	(284,656)
Total other income (expense), net	(610,770)	(428,147)	(1,844,298)	(604,719)

Loss before income taxes	(12,696,518)	(9,150,538)	(38,356,121)	(6,110,584)
Income tax benefit	-	-	-	531,508

NET LOSS	(12,696,518)	(9,150,538)	(38,356,121)	(5,579,076)

Basic and diluted net loss per common share	$(0.08)	$(0.07)	$(0.25)	$(0.05)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	156,368,617	134,008,239	156,301,259	116,632,958

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	March 31, 2016	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$21,767,276	$27,299,268
Available-for-sale investments	1,382,193	-
Prepaid expenses and other current assets	1,493,455	1,896,747
Total current assets	24,642,924	29,196,015

Property and equipment, net	107,632	123,158
Other assets	164,127	155,279
Total assets	$24,914,683	$29,474,452

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY
Current liabilities:
Accounts payable	$1,783,282	$1,106,484
Accrued expenses	7,802,224	6,223,483
Notes payable, net of discount	3,475,518	-
Capital lease obligations	27,028	25,871
Total current liabilities	13,088,052	7,355,838

Notes payable, net of discount, net of current portion	16,149,855	9,781,086
Capital lease obligations	21,330	41,749
Other non-current liabilities	352,174	91,304
Total liabilities	29,611,411	17,269,977

Stockholders’ (deficiency) equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,030 shares as of March 31, 2016 and 4,697 shares as of June 30, 2015, respectively	40	47
Common stock of $0.01 par value – authorized 300,000,000 shares;
issued and outstanding 68,040,008 shares as of March 31, 2016 and 57,128,433 shares as of June 30, 2015, respectively	680,400	571,284
Additional paid-in capital	324,680,839	303,332,460
Accumulated other comprehensive loss	(2,570)	-
Accumulated deficit	(330,055,437)	(291,699,316)
Total stockholders’ (deficiency) equity	(4,696,728)	12,204,475
Total liabilities and stockholders’ (deficiency) equity	$24,914,683	$29,474,452